FORM 8-A
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

SOVEREIGN BANCORP, INC. (Exact name of registrant as specified in its charter)	SOVEREIGN CAPITAL TRUST V (Exact name of registrant as specified in its certificate of trust)

PENNSYLVANIA (State of other jurisdiction of incorporation or organization)	DELAWARE (State or other jurisdiction of incorporation or organization)

23-2453088 (I.R.S. employer identification number) 1500 Market Street Philadelphia, Pennsylvania 19102 (Address of principal executive offices, including zip code)	20-6916615 (I.R.S. employer identification number) 1105 North Market Street, 7th Floor Wilmington, DE 19801 (Address of principal executive offices, including zip code
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7.75% Capital Securities of Sovereign Capital Trust V (and the Guarantee by Sovereign Bancorp, Inc. with respect thereto)	New York Stock Exchange
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☑.
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this Form relates: 333-133514 and 333-133514-02.

Securities to be registered pursuant to section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrants’ Securities to be Registered.
     The securities to be registered hereby are (i) the 7.75% Capital Securities (the “Capital Securities”) of Sovereign Capital Trust V (the “Trust”), a Delaware statutory trust, and (ii) the guarantee related thereto by Sovereign Bancorp, Inc. (the “Corporation”), a Pennsylvania corporation. The Capital Securities represent undivided preferred beneficial interests in the Trust and are guaranteed by the Corporation, to the extent set forth in the form of Guarantee with respect to the Capital Securities (the “Capital Securities Guarantee”). The form of Capital Securities Guarantee is incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-3 (Registration No. 333-133514) filed by the Corporation and the Trust with the Securities and Exchange Commission (the “Commission”) on April 25, 2006 (the “Shelf Registration Statement”). For a description of the Capital Securities and the Capital Securities Guarantee covered by this registration statement, see the descriptions under the captions “Description of Capital Securities,” “Description of Junior Subordinated Notes” and “Description of Guarantee” in the prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 on May 16, 2006 (the “Prospectus Supplement”). The Prospectus Supplement is incorporated by reference into this registration statement.

Item 2.	Exhibits.

Number	Description
1	Shelf Registration Statement (incorporated herein by reference).

2	Certificate of Trust of Sovereign Capital Trust V (incorporated herein by reference to Exhibit 4.11 to Shelf Registration Statement).

3	Declaration of Trust of Sovereign Capital Trust V (incorporated herein by reference to Exhibit 4.12 to Shelf Registration Statement).

4
Amended and Restated Declaration of Trust of Sovereign Capital Trust V (incorporated herein by reference to Exhibit 4.5 to the Current Report of Sovereign Bancorp, Inc. on Form 8-K filed with the Commission on May 22, 2006).

5	Form of Junior Subordinated Indenture between Sovereign Bancorp, Inc. and BNY Midwest Trust Company (incorporated herein by reference to Exhibit 4.3 to Shelf Registration Statement).

6
Fourth Supplemental Indenture, dated as of May 22, 2006, between the Sovereign Bancorp, Inc. and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank) (incorporated herein by reference to Exhibit 4.4 to the Current Report

Number	Description
of Sovereign Bancorp, Inc. on Form 8-K filed with the Commission on May 22, 2006).

7
Form of Capital Security (attached as Exhibit A-1 to the Amended and Restated Declaration of Trust to be used in connection with the issuance of Capital Securities of Sovereign Capital Trust V, which is incorporated by reference to the Current Report of Sovereign Bancorp, Inc. on Form 8-K filed with the Commission on May 22, 2006).

8
Capital Securities Guarantee Agreement of Sovereign Capital Trust V (incorporated herein by reference to Exhibit 4.6 to the Current Report of Sovereign Bancorp, Inc. on Form 8-K filed with the Commission on May 22, 2006).

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly authorized this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 22, 2006	SOVEREIGN BANCORP, INC.
	By:	/s/ Thomas R. Brugger
Thomas R. Brugger, Treasurer

SOVEREIGN CAPITAL TRUST V
By:	/s/ Thomas R. Brugger
Thomas R. Brugger, Administrative Trustee

EXHIBIT INDEX

Number	Description
1.	Shelf Registration Statement (incorporated herein by reference).

2	Certificate of Trust of Sovereign Capital Trust V (incorporated herein by reference to Exhibit 4.11 to Shelf Registration Statement).

3	Declaration of Trust of Sovereign Capital Trust V (incorporated herein by reference to Exhibit 4.12 to Shelf Registration Statement).

4
Amended and Restated Declaration of Trust of Sovereign Capital Trust V (incorporated herein by reference to Exhibit 4.5 to the Current Report of Sovereign Bancorp, Inc. on Form 8-K filed with the Commission on May 22, 2006).

5	Form of Junior Subordinated Indenture between Sovereign Bancorp, Inc. and BNY Midwest Trust Company (incorporated herein by reference to Exhibit 4.3 to Shelf Registration Statement).

6
Fourth Supplemental Indenture, dated as of May 22, 2006, between the Sovereign Bancorp, Inc. and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank) (incorporated herein by reference to Exhibit 4.4 to the Current Report of Sovereign Bancorp, Inc. on Form 8-K filed with the Commission on May 22, 2006).

7
Form of Capital Security (attached as Exhibit A-1 to the Amended and Restated Declaration of Trust to be used in connection with the issuance of Capital Securities of Sovereign Capital Trust V, which is incorporated by reference to the Current Report of Sovereign Bancorp, Inc. on Form 8-K filed with the Commission on May 22, 2006).

8
Capital Securities Guarantee Agreement of Sovereign Capital Trust V (incorporated herein by reference to Exhibit 4.6 to the Current Report of Sovereign Bancorp, Inc. on Form 8-K filed with the Commission on May 22, 2006).

5